--------------------
    EXHIBIT 99.2
--------------------



                   CERTIFICATION PURSUANT TO 18 U.S.C. SECTION
                   1350, AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of USURF America, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher K. Brenner, Vice President of Finance and Administration, Chief Financial Officer (Principal Accounting Officer) and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: May 20, 2003.                /s/ Christopher K. Brenner
                                   ---------------------------------------------
                                   Christopher K. Brenner
                                   Vice President of Finance and Administration, Chief Financial Officer (Principal Accounting Officer) and Secretary